MANAGEMENT CONSULTING AGREEMENT

THIS AGREEMENT dated for reference the 1st day of December, 2017.

BETWEEN:

Cell MedX Corp., a company incorporated under the laws of the State of Nevada, having an address located at 123 W. Nye Ln, Suite 446 Carson City, Nevada 89706.

(“hereinafter referred to as the “Company”)

AND:

Terrance Owen, having an address at #103 – 3606 Aldercrest Drive, North Vancouver, B.C. Canada V7G 0A3.

(the “Consultant”)

WHEREAS:

(A)

The Consultant provides strategic planning and executive management services to companies in the medical and wellness industry; and

(B)

The Company wishes to engage the services of the Consultant and the Consultant wishes to be engaged by the Company.

NOW THEREFORE in consideration of the promises and the covenants and agreements of the parties hereto as hereinafter set forth, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged by the parties, the parties hereto covenant and agree as follows:

Engagement

1.

The Company hereby engages the Consultant as an independent contractor for the purpose of providing strategic planning and executive management services to the Company, and the Consultant hereby accepts engagement by the Company, all upon and subject to the terms and conditions of this Agreement.

Duties

2.

Subject to the terms of this Agreement, the Consultant will serve the Company as its Chief Executive Officer and perform such duties and exercise such powers pertaining to the management and operation of the Company as may be determined from time to time by the Company’s board of directors on a basis consistent with the positions of Chief Executive Officer.  The Consultant shall prepare and deliver to the Company all such documents as may be required to be filed with the regulatory bodies in respect of the matters described in this Agreement.

3.

The Consultant shall:

(a)

manage, direct and control the Company’s business plan and licensees as directed by the Company’s board of directors (the “Work”);

(b)

implement the decisions, policies and plans for the Company, and direct and coordinate staff to carry out business plan;

(c)

attend meetings and road shows to enhance the communications with shareholders or prospective investors;

(d)

comply with all applicable laws, rules and regulations of a governmental authority having jurisdiction over the Work and promptly notify the Company of any allegations of material violation thereof;

(e)

carry out the Work hereunder with due diligence, to the best of their ability;

(f)

undertake such other duties and projects as the Company’s board of directors may reasonably request which are not inconsistent with the Consultant’s position as a consultant of the Company and the Consultant’s position as Chief Executive Officer of the Company; and

(g)

undertake all other activities reasonably necessary to fulfill the foregoing.

The duties set out above are referred to in this Agreement as the “Services”.

Reporting

4.

The Consultant shall report to the Company’s board of directors.  The Consultant shall keep the Company advised of all Work and other Services by submitting to the Company in writing the following information:

(a)

monthly progress reports delivered within the subsequent month, which include summaries of progress of the business plan and budget;

(b)

immediate verbal reports of material information relating to the Work or other Services in which the Company holds an interest;

(c)

invoices monthly, within one week prior to the last day of each month, detailing the compensation to be paid to the Consultant in accordance with §7 and the expenses to be reimbursed to the Consultant in accordance with §8; and

(d)

a copy of such other reports as the Company’s board of directors may reasonably request.

5.

The reports and information referred to in §4(a) and (b) shall be submitted by the Consultant as it prepares them in the normal course of business.  The Consultant shall forthwith communicate to the Company concurrently any information that is material to the Work.  At all reasonable times the Consultant shall provide the Company or its representative, upon request, access to, and the right to inspect and copy, all licensees data, vendor’s information, analyses, operations, accounting and financial records and other information acquired in the Work that has not been otherwise provided.

Standard of Care

6.

The Consultant shall act in the best interests of the Company and shall provide the Services in compliance with all applicable laws, regulations and ordinances, the Company’s internal control and corporate governance policies, and in a good and workmanlike fashion, in good faith and without waste, interruption or delay, except for causes beyond the control of the Consultant. The Consultant shall hold the Company, its Affiliates and its directors, officers, employees, shareholders, and agents from and against any and all claims, loss, direct or indirect damages, liabilities, fines, penalties and expenses, reasonable court costs and legal fees, including, without limitation any liability for bodily injury, death, property damage or environmental pollution, arising out of or relating to the Consultant’s performance, or failure to perform, the Works and Services.

Remuneration

7.

The Company shall pay the Consultant CAD$16,666 per month (the “Remuneration”) at the end of each month upon receipt of an invoice submitted by the Consultant as referred to in §4.

Expenses

8.

The Company shall reimburse the Consultant for all reasonable travelling and out-of-pocket expenses incurred in connection with the provision of the Services which are approved in writing (including by e-mail) in advance of being incurred, including expenses incurred during the normal course of meetings, road shows and other business activities related to performing the Work and Services if any one expense item exceeds CND$1,000.  The Consultant agrees to submit to the Company monthly invoices using the Company’s expense form, or such other form as approved by the Company for such expenses, along with records, receipts or other itemized documentation for all expenses for which Consultant seeks reimbursement.

Term and Renewal

9.

The term of this Agreement shall be for a one (1) year commencing on December 1, 2017 (the “Term”) and automatically renewed, unless terminated in accordance with §10, §11 or §12 below or extended by written agreement of the parties.

Termination by the Parties

10.

Subject to §11 or §12, the Consultant and the Company shall each have the right to terminate this Agreement at any time by giving to the other party at least  thirty (30) days prior written notice of the effective date of such termination.

11.

The Company may terminate the Consultant’s agreement at any time, with no notice, for cause.  If this Agreement and the Consultant’s agreement are terminated for cause, no notice, remuneration, benefits or allowances shall be paid or payable to the Consultant after or as result of such termination except in respect of those amounts which were payable in respect of the period ending immediately prior to such termination;

12.

The Company may terminate the Consultant’s agreement without cause at any time by providing the Consultant with at least thirty (30) days written notice.

Automatic Termination

13.

This Agreement and the Term shall terminate automatically, on the death of the Consultant.

Effect of Termination

14.

Upon termination of this Agreement, the Consultant shall provide the Company with a final invoice which shall be paid within 30 days of receipt.  Within 30 days of termination, the Consultant shall provide the Company with all data and information regarding the Services and the properties in which the Company holds an interest which the Consultant has in its possession or under its control.  Upon termination of the Agreement, the Consultant shall be deemed to have resigned from all positions, whether as a director, officer or otherwise, held with the Company or an affiliate (defined below) of the Company.

Confidentiality

15.

The Consultant hereby covenants, agrees and acknowledges as follows:

(a)

The Consultant has and will have access to and will participate in the development of or be acquainted with confidential or proprietary information and trade secrets related to the business of the Company, its subsidiaries and affiliates, if any (collectively, the “Companies”), including but not limited to:

(i)

business plans, financial reports, licensees’ information, budgets, wage and salary rates and information, term of agreements, devices, reports, correspondence, tangible property and specifications owned by or used in the businesses of one or more of the Companies,

(ii)

information pertaining to future developments such as, but not limited to, tangible and intangible assets, which are used in the business and operations of the Companies but not made publicly available.

The information and trade secrets relating to the business and operations of the Companies described herein above in this paragraph (a) are hereinafter referred to collectively as the “Confidential Information”, provided that the term Confidential Information will not include any information (a) that is or becomes publicly available (other than as a result of violation of this Agreement by the Consultant) or (b) that the Consultant receives on a non-confidential basis from a source (other than the Company, its affiliates or representatives) that is not known by them to be bound by an obligation of secrecy or confidentiality to the Companies or any of them.

(b)

The Consultant will not disclose (and will take all reasonable precautions necessary or prudent to prevent such disclosure), use or continue to make known for his or another’s benefit any Confidential Information or use such Confidential Information in any way except in the best interest of the Companies in the performance of the Consultant’s duties under this Agreement. The Consultant may disclose Confidential Information when required by applicable laws or judicial process, but only after notice to the Company of their intention to do so and opportunity for the Company to challenge or limit the scope of the disclosure.

(c)

The Consultant acknowledges and agrees that remedy at law for any breach or threatened breach of the provisions of this §15 would be inadequate and, therefore, agrees that the companies will be entitled to injunctive relief in addition to any other available rights and remedies in case of any such breach or threatened breach: provided, however, that nothing contained herein will be construed as prohibiting the Companies from pursuing any other rights and remedies available for such breach or threatened breach.

(d)

The Consultant agrees that upon termination of its engagement by the Company for any reason, the Consultant will immediately return to the Company all Confidential Information, documents, correspondence, notebooks, reports, computer programs and all other materials and copies thereof (including but not limited to computer discs and other electronic media) relating in any way to the business of the Companies in any way developed or obtained by the Consultant during the period of its engagement with the Company.

(e)

The Consultant agrees that for a period of two years after the termination of this Agreement, not to pursue any business opportunities that were developed or evaluated at the Company during the term of this Agreement and/or the Consultant’s tenure at the Company, except such business opportunities which have been declined by the Company.

(f)

The obligation of the Consultant under this §15 will survive the expiration or termination of this Agreement and will terminate one year after the termination of this Agreement.

16.

The Consultant hereby expressly agrees that the provisions of §15 will be binding upon the Consultant’s successors and legal representatives.

Discoveries and Works

17.

Consultant agrees to promptly disclose to the Company, and further agrees to assign, and hereby does assign, exclusively to the Company, all ideas, opportunities, and improvements related to its connection with its Work during the Term for the Company (collectively “Discoveries and Works”).  Consultant specifically agrees to execute and deliver to the Company all copyright, trademark or other intellectual property rights and/or to convey, vest or maintain all rights, title and interest to, or for, the Company to any Discoveries and Works conceived by Consultant for the Company as part of its Work and/or other Services for the Company.

Non-Competition

18.

The Consultant and its representatives or agents agrees not to acquire an interest in, or rights to, any opportunity brought to his attention by the Company or an Affiliate or otherwise compete with the Company with respect to such opportunity.

19.

Except with the prior written consent of the Company during the Term and for one year thereafter, the Consultant will not:

(a)

without the written consent from the board of directors of the Company, whether directly or indirectly, either individually or in partnership or in conjunction with any person or persons, firms, association, syndicate, joint venture, partnership, company or corporation as principal, agent, or shareholder or in any other manner whatsoever,

(i)

engage in any business (directly or through any kind of ownership or other arrangement other than ownership of securities of publicly held corporations) with,

(ii)

provide services to, or

(iii)

carry on, be engaged in, concerned with or interested in

any person or persons, firms, association, syndicate, joint venture, partnership, company or corporation engaged in, concerned with or interested in any micro-current medical devices that are similar to or competes with the Company or its direct or indirect subsidiaries; and

(b)

interfere with the contractual arrangements between the Company and any of its employees, consultants, contractors, suppliers, agents and anyone else in contractual or fiduciary relationship with the Company and will not recruit, hire or assist others in recruiting or hiring, any employee of the Company.

20.

If the Consultant engages in any activity covered by §19, he will advise the Board of Directors in writing two (2) weeks before commencement of such activity. If the board of directors of  the Company is so notified and, acting reasonably, determines that the Consultant is engaging in an activity which it deems to be conflicting activity, and if the Consultant is so engaged, then the Company will so advise the Consultant in writing and the Consultant will, as soon as possible in order to minimize any injury to the Company and in any event 20 days, or such longer period as the Company agrees upon, after receipt of notice,

(a)

discontinue the activity at his own costs, and

(b)

certify in writing to the Company that he has discontinued the conflicting activity including where appropriate by sale or other disposition or by transfer of all such interests, except a beneficial interest, into a “blind trust” or other fiduciary arrangement over which the Consultant has no control, direction or discretion, or advise the Company that it disputes the conflict and the matter will be referred to arbitration.

Relationship

21.

The Company and Consultant each acknowledges and agrees that the only relationship of the Consultant to the Company created by this Agreement shall for all purposes be that of a contractor.  Without limiting the generality of the foregoing, the Company shall have no obligation whatsoever to:

(a)

pay or compensate the Consultant for:

(i)

taxes of any kind whatsoever that arise out of or with respect to any fee, remuneration or compensation provided to the Consultant under this Agreement;

(ii)

holding any other position with the Company except as herein mentioned;

(b)

provide benefits to the Consultant relating to:

(i)

sickness or accident, whether or not resulting from the performance of the Consultant’s obligations under this Agreement, including without limitation, workers compensation insurance;

(ii)

retirement or pension benefits; or

(iii)

any other benefits provided by the Company or any Affiliate to any of their respective employees.

The Consultant shall not incur obligations on behalf of the Company except as expressly authorized in writing by the Company.

22.

The Consultant shall fully indemnify and hold harmless the Company from and against all payroll taxes, income taxes and any other associated government charges/taxes for which the Company may become liable to account in connection with the provision of the Services by the Consultant.

Alternative Dispute Resolution

23.

Negotiation.  In the event of any dispute, controversy of claim between the Consultant and the Company arising out of or relating to this Agreement, the Consultant and the Company shall enter into good faith negotiations aimed at resolving the dispute. If they are unable to resolve the dispute promptly in a mutually satisfactory manner or to select a mutually agreeable alternative form of alternative dispute resolution, the matter may be submitted by either party to arbitration in accordance with §24.

24.

Arbitration.  Any dispute, controversy or claim between the Company and the Consultant arising out of or relating to this Agreement which has not been resolved by negotiation or mutually agreed upon alternative dispute resolution pursuant to §23 above, shall be settled by binding arbitration by a single arbitrator in Vancouver, British Columbia in accordance with the Commercial Arbitration Act (British Columbia) utilizing the International Commercial Arbitration Rules of the British Columbia International Commercial Arbitration Centre.  The arbitration shall be binding, final, non-appealable, enforceable and in lieu of any right to sue or seek other arbitration in any court or tribunal.

Entire Agreement, Modification and Waiver

25.

This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral or written, by and between the parties with respect to the subject matter hereof.  No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the parties.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.

Notice

26.

All payments and communications which may be or are required to be given by either party to the other will (in the absence of any specific provision to the contrary) be in writing and delivered personally or sent by prepaid registered mail or with a nationally recognized overnight courier or electronic delivery by e-mail, to the parties at their following respective addresses:

To the Company:

Attn: Yana Silina, Director, C.F.O.

820 - 1130 West Pender Street

Vancouver, BC V6E 4A4

yana@cellmedx.com

To the Consultant:

Attn: Terrance Owen

103 – 3606 Aldercrest Drive

North Vancouver, BC V7G 0A3

owen.terrance@gmail.com

27.

If any payment or communication is sent by prepaid registered mail, it will be conclusively deemed to have been received on the tenth business day after it is mailed, if delivered personally, with a nationally recognized overnight courier or electronically by e-mail, it will be conclusively deemed to have been received at the time of delivery.

28.

Either party may, from time to time, change its address by notice to the other in accordance with §26.

Personal Information

29.

The Consultant consents to the disclosure of relevant information regarding this Agreement, and any other relevant information which may be considered personal to the Consultant, to the Company’s agents, representatives, and brokerage firms with which the Company may have a contractual relationship, the Exchange, and to securities commissions or other regulatory authorities having jurisdiction over the Company.  Without limiting the generality of the foregoing, the Consultant consents to:

(a)

the disclosure of personal information by the Company to the OTCQB and its affiliates, authorized agents, subsidiaries and divisions;

(b)

the disclosure of personal information by the Company to the applicable securities regulatory authorities pursuant to applicable US and Canadian securities laws, and their affiliates, authorized agents, subsidiaries and divisions; and

(b)

the collection, use and disclosure of personal information by the OTCQB and any applicable securities regulatory authorities for the purposes identified by the OTCQB and such securities regulatory authorities, from time to time.

Governing Laws

30.

This Agreement shall be governed by and construed solely in accordance with the laws of British Columbia without regard to its conflict of law provisions. The parties attorn to the exclusive jurisdiction of the court of British Columbia.

Time

31.

Time will be of the essence of this Agreement and of every part of it and no extension or variation of this Agreement will operate as a waiver of this provision.

Severability

32.

If a court of other tribunal of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions will not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

Enurement

33.

This Agreement will enure to the benefit of and be binding on the parties and their respective successors and permitted assigns. The Consultant acknowledges that the Services are personal in nature and that therefore this Agreement may not be assigned by the Consultant nor may the obligation to perform the Services be assigned, delegated or outsourced to any entity or individual. The Company may assign this Agreement to an Affiliate upon notice to the Consultant.

Survival of Provisions

34.

The provisions of §14, §15, §16, §17, §18, §19, §20, §21, §22, §23, §24, and §30 shall survive the expiry or earlier termination of this Agreement.

Counterparts

35.

This Agreement may be executed in counterparts and delivered electronically or by fax, each of which will be deemed to be an original and both of which together will constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed and delivered this Agreement as of the date first above written notwithstanding its actual date of execution.

CELL MEDX CORP.

Per:

/s/ Yanika Silina

Name: Yanika Silina

Title: Director, C.F.O.

/s/ Terrance Owen

Name: TERRANCE OWEN